November 13, 2008



Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC  20549

Re:      Sooner Holdings, Inc.
         SEC File No. 0-18344

Commissioners:

We have read Sooner Holdings, Inc.'s statements included under Item 4.01 of its Form 8-K for July 31, 2008 and we agree with such statements concerning our firm.


/s/ Murrell, Hall, McIntosh & Co., PLLP

Murrell, Hall, McIntosh & Co., PLLP










                                                                      Exhibit 16
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